Exhibit 99.1

Arogo Capital Acquisition Corp. Announces Receipt of Nasdaq Delisting Notice

MIAMI BEACH, FL, August 16, 2024 - Arogo Capital Acquisition Corp. (“Arogo” or the “Company”) (Nasdaq: AOGO/AOGOU/AOGOW), a special purpose acquisition company, today announced that it received a notice (the “Notice”) from the Nasdaq Stock Market LLC (“Nasdaq”) on August 12, 2024, notifying the Company that, based on the market value of publicly held shares for the previous 30 consecutive business days, the Company is not in compliance with Nasdaq Listing Rule 5450(b)(2)(C), which requires the Company’s listed securities to maintain a minimum market value of publicly held shares of $15,000,000 (the "MVPHS Rule"). The notice has no immediate effect on the listing of the Company's securities on Nasdaq. The Company intends to monitor the market value of the Company's listed securities and may, if appropriate, consider available options to regain compliance with the MVPHS Rule.

Under Nasdaq Listing Rule 5810(c)(3)(D), the Company has a period of 180 calendar days (or until February 8, 2025) to regain compliance with the MVPHS Rule. To regain compliance during this 180-day compliance period, the minimum market value of publicly held shares must close at $15,000,000 or more for a minimum of 10 consecutive business days. In the event that the Company does not regain compliance with the MVPHS Rule prior to the expiration of the 180-day compliance period, the Company will receive written notification from Nasdaq that the Company's securities are subject to delisting. At that time, the Company may appeal the relevant delisting determination to a hearings panel pursuant to the procedures set forth in the applicable Nasdaq Listing Rules. However, there can be no assurance that, if the Company does appeal the delisting determination by Nasdaq to the panel, that such appeal would be successful.

About Arogo Capital Acquisition Corp.

Arogo Capital Acquisition Corp. is a blank check company. The Company aims to acquire one and more businesses and assets, via a merger, capital stock exchange, asset acquisition, stock purchase, and reorganization. For more information, visit www.arogocapital.com.

Forward-Looking Statements

This Press Release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include those that express a belief, expectation or intention, as well as those that are not statements of historical fact. Forward-looking statements include information regarding our future plans and goals, as well as our expectations with respect to, without limitation: our ability to consummate the proposed business combination; availability and terms of capital; our ability to regain compliance with Nasdaq’s listing requirements; and our success in appealing any delisting determination.

Forward-looking statements may be accompanied by words such as “outlook,” “aim,” “anticipate,” “assume,” “believe,” “budget,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “future,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “pursue,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements are not assurances of future performance and involve risks, uncertainties and assumptions which may cause actual results to differ materially from any results expressed or implied by any forward-looking statement, including, but not limited to, the Company’s ability to regain compliance with the Nasdaq listing requirements; and the other important factors outlined under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as such factors may be updated from time to time in the Company’s other filings with the SEC, which are available on the SEC’s website at www.sec.gov. Although the Company believes that the expectations and assumptions reflected in its forward-looking statements are reasonable, it cannot guarantee future results. These forward-looking statements speak only as of the date they were made and, except as otherwise required by law, the Company undertakes no obligation to update, amend or ratify any forward-looking statements because of new information, future events or other factors.

Contact

Suradech Taweesaengsakulthai

Chief Executive Officer

suradech@cho.co.th

(786) 442-1482